Consent of Independent Registered Public Accounting Firm
The Board of Directors
BioMed Realty Trust, Inc.
and
The Board of Directors of the General Partner
BioMed Realty, L.P.:

We consent to the incorporation by reference in the registration statements (Nos. 333-161760, 333-117977, and 333-193866) on Form S-8 of BioMed Realty Trust, Inc., (Nos. 333-183670, 333-183676, 333-183677, and 333-196505) on Form S-3 of BioMed Realty Trust, Inc., and (Nos. 333-183669 and 333-183669-01) on Form S-3 of BioMed Realty Trust, Inc. and BioMed Realty, L.P. of our reports dated February 6, 2015 with respect to:

i.
The consolidated balance sheets of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule III;

ii.	The effectiveness of BioMed Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2014; and

iii.
The consolidated balance sheets of BioMed Realty, L.P. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, capital, and cash flows for each of the years in the three-year period ended December 31, 2014 and the related financial statement schedule III which reports appear in the combined December 31, 2014 annual report on Form 10-K of BioMed Realty Trust, Inc. and BioMed Realty, L.P.

Our reports with respect to the consolidated financial statements and financial statements schedule of BioMed Realty Trust, Inc. and BioMed Realty, L.P. make reference to BioMed Realty Trust, Inc. and BioMed Realty, L.P. changing their method of reporting discontinued operations in 2014 due to the adoption of FASB Accounting Standards Update No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.

/s/ KPMG LLP

San Diego, California
February 6, 2015